CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated March 28, 2012 on  Dreyfus Municipal Cash Management Plus for the fiscal year ended January 31, 2012 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-36821 and 811-6172) of Dreyfus Municipal Cash Management Plus.

                                                                                                ERNST & YOUNG LLP

New York, New York

May 24, 2012